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                                                                   Exhibit 3.119

                  GLOBAL AMENDMENT OF PARTNERSHIP AGREEMENTS OF
                          SK BROADCASTING PARTNERSHIPS
                          Delaware General Partnership


         The undersigned, in their capacity as general partners (the "General Partners") of the Delaware general partnerships listed on Schedule I attached hereto (each a "Partnership"), hereby consent to the adoption of the following resolutions:

         WHEREAS, each of the Partnerships are subject to a Partnership Agreement (collectively, the "Partnership Agreement"), dated as of July 29, 1994 between UHF Investments, Inc. (now known as USA Station Group, Inc.), a Delaware corporation, and the undersigned, as indicated on the signature pages hereof;

         WHEREAS, the name of the each of the General Partners to the Partnership Agreement has been changed; and

         WHEREAS, each of the parties hereto desire to amend the existing Partnership Agreements to reflect the new name of the General Partners as set forth on Schedule I attached hereto.

         NOW, THEREFORE, BE IT RESOLVED that the officers of each of the parties are authorized to amend the Partnership Agreements reflecting the new names of the General Partners, as is more specifically set forth on Schedule I attached hereto.

         FURTHER RESOLVED, except as set forth herein, all of the terms and provisions of the existing Partnership Agreement shall remain the same and shall continue in full force and effect.

         By their signature below, both of the parties signify their agreement.

         Dated as of the 23rd day of April, 1998.

                                  USA STATION GROUP, INC.
                                  (f/k/a UHF Investments, Inc.)
                                  Managing General Partner of the Partnerships l listed on Schedule I


                                  BY: /s/  H. STEVEN HOLTZMAN
                                      _______________________________________
                                           H.STEVEN HOLTZMAN
                                           ASSISTANT SECRETARY
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


SKFL Broadcasting Partnership        By:   USA Station Group of Hollywood Florida, Inc.
                                           f/k/a Silver King Broadcasting of Hollywood Florida, Inc.

SKLA Broadcasting Partnership        By:   USA Station Group of Southern California, Inc.
                                           f/k/a Silver King Broadcasting of Southern California,
                                           Inc.

SKIL Broadcasting Partnership        By:   USA Station Group of Illinois, Inc.
                                           f/k/a Silver King Broadcasting of Illinois, Inc.

SKOH Broadcasting Partnership        By:   USA Station Group of Ohio, Inc.
                                           f/k/a Silver King Broadcasting of Ohio, Inc.

                                     BY:   /s/ H. Steven Holtzman
                                           _____________________________________
                                               H. Steven Holtzman
                                               Assistant Secretary

SKHO Broadcasting Partnership        By:   USA Station Group of Houston, Inc.
                                           f/k/a Silver King Broadcasting of Houston, Inc.

SKDA Broadcasting Partnership        By:   USA Station Group of Dallas, Inc.
                                           f/k/a Silver King Broadcasting of Dallas, Inc.

SKNJ Broadcasting Partnership        By:   USA Station Group of New Jersey, Inc.
                                           f/k/a Silver King Broadcasting of New Jersey, Inc.

SKTA Broadcasting Partnership        By:   USA Station Group of Tampa, Inc.
                                           f/k/a Silver King Broadcasting of Tampa, Inc.

SKVI Broadcasting Partnership        By:   USA Station Group of Vineland, Inc.
                                           f/k/a Silver King Broadcasting of Vineland, Inc.

SKMA Broadcasting Partnership        By:   USA Station Group of Massachusetts, Inc.
                                           f/k/a Silver King Broadcasting of Massachusetts, Inc.

                                           By:/s/  H. Steven Holtzman
                                              _____________________________________
                                                   H. Steven Holtzman
                                                   Secretary

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SCHEDULE I

EXISTING PARTNERSHIP:                         AMENDED NAME OF PARTNERSHIP:

1.  SKFL Broadcasting Partnership             USA Station Group Partnership of
                                              Hollywood, Florida

2.  SKLA Broadcasting Partnership             USA Station Group Partnership of
                                              Southern California

3.  SKHO Broadcasting Partnership             USA Station Group Partnership of
                                              Houston

4.  SKIL Broadcasting Partnership             USA Station Group Partnership of
                                              Illinois

5.  SKDA Broadcasting Partnership             USA Station Group Partnership of
                                              Dallas

6.  SKNJ Broadcasting Partnership             USA Station Group Partnership of
                                              New Jersey

7.  SKOH Broadcasting Partnership             USA Station Group Partnership of
                                              Ohio

8.  SKTA Broadcasting Partnership             USA Station Group Partnership of
                                              Tampa

9.  SKVI Broadcasting Partnership             USA Station Group Partnership of
                                              Vineland

10. SKMA Broadcasting Partnership             USA Station Group Partnership of
                                              Massachusetts